Exhibit 5.1

Goldfarb Seligman & Co.

98 Yigal Alon Street

Tel Aviv 6789141, Israel

August 26, 2014

ReWalk Robotics Ltd.

Kochav Yokneam Building, Floor 6

P.O. Box 161

Yokneam Ilit 20692, Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to ReWalk Robotics Ltd., an Israeli company (the “Company”), in connection with the underwritten initial public offering (the “Offering”) by the Company on a Registration Statement on Form F-1 (File No. 333-197344) (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale of 3,350,000 Ordinary Shares, par value NIS 0.01 per share (the “Ordinary Shares”), of the Company (the “Offering Shares”), plus up to 502,500 Ordinary Shares subject to an over-allotment option granted by the Company to the underwriters of the Offering (the “Additional Shares,” and together with the Offering Shares, the “Shares”).

This opinion is being furnished in connection with the requirements of Item 8(a) of Form F-1 and Items 601(b)(5) and (b)(23) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that is a part of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) copies of the Articles of Association of the Company currently in effect; (iii) a draft of the amended articles of association of the Company, to be in effect as of prior to the effectiveness of the Registration Statement; (iv) resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) and by the shareholders of the Company relating to the Registration Statement and the issuance of the Shares; and (v) such other documents and questions of law which we consider necessary or advisable for the purposes of rendering this opinion letter. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competence of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. We have also assumed that the underwriting agreement relating to the Offering (the “Underwriting Agreement”) will be duly authorized, executed and delivered by all parties thereto (other than the Company).

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that, when the Registration Statement has been declared effective by the Commission pursuant to the

Securities Act and the Board of Directors or a duly appointed committee thereof determines the price per share of the Shares and the final number thereof to be issued pursuant to the Underwriting Agreement, (i) the issuance of the Shares will have been duly authorized by all necessary corporate action by the Company and (ii) the Shares, when issued and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the captions “Legal Matters” and “Enforceability of Civil Liabilities” in the Registration Statement and the prospectus that forms a part thereof. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Securities Act.

Very truly yours,

/s/ Goldfarb Seligman & Co.

Goldfarb Seligman & Co.